UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

Kohl’s Corporation
(Name of Registrant as Specified in Its Charter)

MACELLUM BADGER FUND, LP

MACELLUM BADGER FUND II, LP

MACELLUM ADVISORS, LP

MACELLUM ADVISORS GP, LLC

JONATHAN DUSKIN

GEORGE R. BROKAW

FRANCIS KEN DUANE

PAMELA J. EDWARDS

STACY HAWKINS

JEFFREY A. KANTOR

PERRY M. MANDARINO

CYNTHIA S. MURRAY

KENNETH D. SEIPEL

CRAIG M. YOUNG

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Macellum Badger Fund, LP, a Delaware limited partnership (“Macellum Badger”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Kohl’s Corporation, a Wisconsin corporation (the “Company”).

Item 1: On February 28, 2022, Jonathan Duskin, Chief Executive Officer of Macellum Capital Management, LLC, was quoted in the following article published by Global Cosmetics News:

MACELLUM CALLS OUT KOHL’S OVER ‘ANTI-SHAREHOLDER ACTIONS’

Global Cosmetics News

By Georgina Caldwell

February 28, 2022

THE WHAT? A long-term holder of almost 5 percent of Kohl’s Corporation shares, Macellum Advisors has issued a press release highlighting what it has dubbed the department store’s ‘anti-shareholder actions and poor corporate governance’.

THE DETAILS Macellum claims that Kohl’s rejection of indications of interest was hasty and, together with its failure to announce a robust strategic review, proves that the board is entrenched and lacks objectivity.

THE WHY? Jonathan Duskin, Macellum’s Managing Partner, commented, “In light of the Board’s history of overseeing ineffective business plans and presiding over terrible returns, we can only assume these anti-shareholder actions represent a desperate ploy to try to entrench the incumbents. Given that the company’s share price has deflated in recent weeks to approximately 17 percent below Acacia Research Corporation’s disclosed initial offer of US$64 per share and even further compared to a reported offer price of US$65 per share from Sycamore Partners, it seems we are already witnessing the negative effects of the Board’s attempts to chill a normal course sale process. We do not believe investors can trust this Board to oversee a transparent and rigorous process to maximize shareholder returns.”

Item 2: On February 28, 2022, Jonathan Duskin was quoted in the following article published by Axios:

1 big thing: All eyes on Kohl's Q4 👀

Axios

By Richard Collings

February 28, 2022

Kohl's, under pressure from an activist hedge fund and with at least one formal takeover offer on the table, issues Q4 earnings tomorrow.

Why it matters: The quality of the results will play a critical role in the company's ability to defend itself against a proxy fight from Macellum Capital Management and persuade its other investors that the management team and board are guiding the retailer in the right direction.

Zoom in: Cowen says in a note that it expects Kohl's FY 2022 sales outlook to improve.

•	"Sell-side comp estimates for KSS could revise upward as investors continue to factor in the Sephora partnership roll-out," per Cowen's Feb. 15 note.

Yes, but: Cowen adds that its Q4 EBIT margin estimate is + 7.1%, reflecting solid growth since the pandemic but still "meaningfully below" where it stood three years ago.

•	Analysts expect Q4 EPS to be $2.13 per share, according to Bloomberg.

What they're saying: While Macellum argues that Kohl's stock (now trading near $56) is worth $100 per share, it also notes that Acacia Research's $64 offer for the company is above where the share price has traded since April of 2019.

State of play: Macellum is pressing ahead with its proxy fight and its 10-director slate, the firm's founder Jonathan Duskin tells me.

•	Macellum feels it needs a minimum of 10 directors, or a solid majority of the board, in order to make the changes the activist is pushing.
•	Duskin said that Macellum was told there is no way a shareholder representative or other directors would be added.
•	Kohl's has called the activist campaign unjustified and counterproductive.

Meanwhile: In addition to exploring splitting off e-commerce or selling itself entirely, Duskin said Kohl's should look into monetizing its real estate via a sale-leaseback similar to what Big Lots or Bed Bath & Beyond did, which he estimates would raise between $7 billion and $8 billion.

The bottom line: Tomorrow is an important inflection point, but by no means endgame, in the chess match between Kohl's and Macellum.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Macellum Badger, together with the other participants named herein, has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Kohl’s Corporation, a Wisconsin corporation (the “Company”).

MACELLUM BADGER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Macellum Badger, Macellum Badger Fund II, LP, a Delaware limited partnership (“Macellum Badger II”), Macellum Advisors, LP, a Delaware limited partnership (“Macellum Advisors”), Macellum Advisors GP, LLC, a Delaware limited liability company (“Macellum GP”), Jonathan Duskin, George R. Brokaw, Francis Ken Duane, Pamela J. Edwards, Stacy Hawkins, Jeffrey A. Kantor, Perry M. Mandarino, Cynthia S. Murray, Kenneth D. Seipel and Craig M. Young.

As of the date hereof, Macellum Badger directly beneficially owns 216,204 shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”), including 1,000 shares in record name. As of the date hereof, Macellum Badger II directly beneficially owns 6,738,528 shares of Common Stock. As the investment manager of Macellum Badger and Macellum Badger II, Macellum Advisors may be deemed to beneficially own the 216,204 shares of Common Stock beneficially directly owned by Macellum Badger and 6,738,528 shares of Common Stock beneficially owned directly by Macellum Badger II. As the general partner of Macellum Badger, Macellum Badger II and Macellum Advisors, Macellum GP may be deemed to beneficially own the 216,204 shares of Common Stock beneficially owned directly by Macellum Badger and 6,738,528 shares of Common Stock beneficially owned directly by Macellum Badger II. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 216,204 shares of Common Stock beneficially owned directly by Macellum Badger and 6,738,528 shares of Common Stock beneficially owned directly by Macellum Badger II.

As of the date hereof, none of George R. Brokaw, Francis Ken Duane, Pamela J. Edwards, Stacy Hawkins, Jeffrey A. Kantor, Perry M. Mandarino, Cynthia S. Murray, Kenneth D. Seipel or Craig M. Young own beneficially or of record any securities of the Company.